EXHIBIT 1
                                                                       ---------

[GRAPHIC OMITTED]

                                                                   June 20, 2000




                            Senior Credit Facilities
                            ------------------------
                                Commitment Letter
                                -----------------


ISP Opco Holdings Inc.
c/o ISP Management Company, Inc.
1361 Alps Road Wayne, New Jersey 07470
Attention: Susan Yoss, Treasurer/Senior Vice President


Ladies and Gentlemen:

                  You have advised The Chase Manhattan Bank ("Chase") and Chase Securities Inc. ("CSI") that ISP Opco Holdings Inc., a Delaware corporation (the "Borrower"), will require credit facilities in order to finance the acquisition (the "Acquisition") by a newly formed direct or indirect wholly-owned subsidiary of the Borrower ("Newco") of all of the outstanding capital stock (the "Target Stock") of Dexter Corporation, a Connecticut corporation (the "Target"). The Transaction will be effected through a tender offer (the "Tender Offer") by Newco for the Target Stock followed by a merger (the "Merger") of Newco with and into the Target (collectively, the "Two-Step Acquisition"), for a price per share of $45. In that connection, you have requested that CSI agree to structure, arrange and syndicate senior credit facilities in an aggregate amount of up to $1,775,000,000 (the "Facilities") and that Chase commit to provide the Facilities and to serve as administrative agent for the Facilities. References herein to the "Transaction" shall include the Two-Step Acquisition and the financings described herein and all transactions related thereto.

                  CSI is pleased to advise you that it is willing to act as advisor, lead arranger and book manager for the Facilities.

                  Furthermore, Chase is pleased to advise you of its commitment to provide the entire amount of the Facilities upon the terms and subject to the conditions set forth or referred to in this commitment letter (the "Commitment Letter") and in the Summary of Terms and Conditions attached hereto as Exhibit A (the "Term Sheet").

                  It is agreed that Chase will act as the exclusive administrative agent, and that CSI will act as an advisor, lead arranger and book manager, for the Facilities, and each will, in such capacities, perform the duties and exercise the authority customarily performed and exercised by it in such roles. You and we agree that no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet and the Fee Letter referred to below) will be paid in connection with the Facilities without mutual consultation and agreement among you, Chase and CSI.

                  We intend to syndicate the Facilities to a group of financial institutions (together with Chase, the "Lenders") identified by us and you. The timing, and any staging, of the syndication efforts would be determined by CSI in consultation with you, and you agree actively to assist CSI in completing a syndication satisfactory to it. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending relationships and, to the extent possible, the existing lending relationships of the Target, (b) direct contact between senior management and advisors of International Specialty Products Inc. (the "Parent"), the Borrower and the proposed Lenders, (c) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication and (d) the hosting, with CSI, of one or more meetings of prospective Lenders.

                  In cooperation with you, CSI will manage the syndication, including decisions to be made with you as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist CSI in its syndication efforts, you agree promptly to prepare and provide to CSI and Chase all information with respect to Parent, the Borrower, the Target and the Transaction, including all financial information and projections (the "Projections"), as we may reasonably request in connection with the arrangement and syndication of the Facilities, the distribution of such Projections in the arrangement and syndication of the Facilities being subject to confidentiality provisions between you and the Target. You hereby represent and covenant that (a) all information other than the Projections (the "Information") that has been or will be made available to Chase or CSI by you or any of your representatives is or will be, when furnished, complete and correct in all material respects and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and (b) the Projections that have been or will be made available to Chase or CSI by you or any of your representatives have been or will be prepared in good faith based upon reasonable assumptions. You understand that in arranging and syndicating the Facilities we may use and rely on the Information and Projections without independent verification thereof.

                  As consideration for Chase's commitment hereunder and CSI's agreement to perform the services described herein, you agree to pay to Chase the nonrefundable fees set forth in Annex I to the Term Sheet and in the Fee Letter dated the date hereof and delivered herewith (the "Fee Letter").

                  Chase's commitment hereunder and CSI's agreement to perform the services described herein are subject to (a) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, operations or financial condition of the Borrower and its subsidiaries, taken as a whole, or the Target and its subsidiaries, taken as a whole, (b) our not becoming aware after the date hereof of any information or other matter (including any matter relating to financial models and underlying assumptions relating to the Projections) affecting Parent or the Target or their respective subsidiaries or the Transaction that in our reasonable judgment is inconsistent in a material and adverse manner with any such information or other matter disclosed to us prior to the date hereof, and which is not known by any of our officers who are working with you on the Transaction prior to the date hereof, (c) there not having occurred a material disruption of or material adverse change in financial, banking or capital market conditions that, in our judgment, could materially impair the syndication of the Facilities, (d) our satisfaction that prior to and during the syndication of the Facilities there shall be no competing offering, placement or arrangement of any material debt securities or bank financing by or on behalf of the Parent or any of its subsidiaries, (e) the negotiation, execution and delivery of definitive documentation with respect to the Facilities reasonably satisfactory to Chase and its counsel on or before October 31, 2000, (f) the Borrower having delivered a notice (the "Closing Notice") to Chase and CSI at least 30 days prior to the Tender Closing Date (as defined in the Term Sheet) to the effect that the Tender Closing Date may occur on or after such 30 th day and (g) the other conditions set forth or referred to in the Term Sheet. Any matters that are not covered by the provisions hereof and of the Term Sheet are subject to the approval and agreement of Chase, CSI and the Borrower.

                  You agree (a) to indemnify and hold harmless Chase, CSI, their affiliates and their respective officers, directors, employees, advisors, and agents (each, an "Indemnified Person") from and against any and all losses, claims, damages and liabilities to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Facilities, the use of the proceeds thereof, the Transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, and to reimburse each Indemnified Person upon demand for any reasonable and documented legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or related expenses to the extent they are found by a final, non-appealable judgment of a court to arise from the bad faith, willful misconduct or gross negligence of such Indemnified Person, breach of law or agreement with the Parent or its subsidiaries ("Non-Indemnifiable Losses"), and (b) to reimburse Chase, CSI and their affiliates on demand for all reasonable and documented out-of-pocket expenses (including due diligence expenses, syndication expenses, consultant's fees and expenses, travel expenses, and reasonable fees, charges and disbursements of counsel) incurred in connection with the Facilities and any related documentation (including this Commitment Letter, the Term Sheet, the Fee Letter and the definitive financing documentation) or the administration, amendment, modification or waiver thereof. No Indemnified Person shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, consequential or punitive damages in connection with the Facilities, except to the extent arising from a Non-Indemnifiable Loss.

                  You acknowledge that Chase and its affiliates (the term "Chase" as used below in this paragraph being understood to include such affiliates) may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the Transaction and otherwise. Chase will not use confidential information obtained from you by virtue of the Transaction or its other relationships with you in connection with the performance by Chase of services for other companies, and Chase will not furnish any such information to other companies. You also acknowledge that Chase has no obligation to use in connection with the Transaction, or to furnish to you, confidential information obtained from other companies.

                  This Commitment Letter shall not be assignable by you without the prior written consent of Chase and CSI (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and the Indemnified Persons.

                  This Commitment Letter may not be amended or waived except by an instrument in writing signed by you, Chase and CSI. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Commitment Letter, the Term Sheet, the Fee Letter, the "highly confident letter" and the related indemnification agreement are the only agreements that have been entered into among us with respect to the Facilities and set forth the entire understanding of the parties with respect thereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

                  This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheet or the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person except (a) to your officers directors, employees, agents, consultants and advisors who are directly involved in the consideration of this matter or (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by applicable law, rules and regulations, including, without limitation, tender offer rules and regulations (in which case you agree to inform us promptly thereof), provided, that the foregoing restrictions shall cease to apply (except in respect of the Fee Letter and its terms and substance) after this Commitment Letter has been accepted by you.

                  The compensation, reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or Chase's commitment hereunder.

                  This Commitment Letter supercedes and replaces in its entirety the Commitment Letter, dated March 23, 2000, between us and you, as previously amended (other than the reimbursement, indemnification and confidentiality provisions thereof).

                  If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter, together with the amounts agreed upon pursuant to the Fee Letter to be payable upon the acceptance hereof, not later than 5:00 p.m., New York City time, on June 20, 2000. Chase's commitment and CSI's agreements herein will expire at such time in the event Chase has not received such executed counterparts and such amounts in accordance with the immediately preceding sentence.



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                  Chase and CSI are pleased to have been given the opportunity to assist you in connection with this important financing.

                                  Very truly yours,
                                  THE CHASE MANHATTAN BANK


                                  By: /s/ Lawrence Palumbo, Jr.
                                     ------------------------------------------
                                     Name: Lawrence Palumbo, Jr.
                                     Title: Vice President

                                  CHASE SECURITIES INC.


                                  By: /s/ Christopher Iannaccone
                                     ------------------------------------------
                                     Name: Christopher Iannaccone
                                     Title: Managing Director

Accepted and agreed to as of the date first written above by:

ISP OPCO HOLDINGS INC.


By: /s/ Susan B. Yoss
   --------------------------------------------
   Name: Susan B. Yoss
   Title: Senior Vice President




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

                                                                       Exhibit A
                                                                       ---------

                            SENIOR CREDIT FACILITIES

                         Summary of Terms and Conditions

                                  June 20, 2000

                                ----------------

                  ISP Opco Holdings Inc., a Delaware corporation (the "Borrower"), will require credit facilities in order to finance the acquisition (the "Acquisition") by a newly formed direct or indirect wholly-owned subsidiary of the Borrower ("Newco") of all of the outstanding capital stock (the "Target Stock") of Dexter Corporation, a Connecticut corporation (the "Target"). The Transaction will be effected through a tender offer (the "Tender Offer") by Newco for the Target Stock followed by a merger (the "Merger") of Newco with and into the Target (collectively, the "Two-Step Acquisition"), for a price per share of $45. In that connection, you have requested that CSI agree to structure, arrange and syndicate senior credit facilities in an aggregate amount of up to $1,775,000,000 (the "Facilities") and that Chase commit to provide the Facilities and to serve as administrative agent for the Facilities. This is the Summary of Terms and Conditions for the Facilities required for the Transaction to be effected as a "Two-Step Acquisition". References herein to the "Transaction" shall include the Acquisition and the financings described herein and all transactions related thereto.

I.       Parties
Borrower:                                             ISP Opco Holdings Inc.

Guarantors:                                           ISP Chemicals Inc., ISP Technologies Inc. and Newco and
                                                      each of the other existing and future direct and indirect
                                                      domestic wholly owned subsidiaries of International
                                                      Specialty Products Inc. (the "Parent"), including the
                                                      Target and its wholly owned domestic subsidiaries after
                                                      the Target becomes a wholly owned direct or indirect
                                                      subsidiary of the Parent (the "Guarantors"; the Borrower
                                                      and the Guarantors, collectively, the "Loan Parties"). The
                                                      Parent shall also become a Guarantor if at the Tender
                                                      Closing Date or the Merger Closing Date (each as defined
                                                      below) in the reasonable judgment of the Parent its
                                                      Indenture would unquestionably permit it to become a
                                                      Guarantor.

Advisor, Lead Arranger and Book Manager:              Chase Securities Inc. (in such capacity, the "Arranger").

Administrative Agent:                                 The Chase Manhattan Bank ("Chase" and, in such capacity,
                                                      the "Administrative Agent").

Other Agents:                                         To be determined.


                                       14
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Lenders:                                              A syndicate of banks, financial institutions and other
                                                      entities, including Chase (collectively, the "Lenders").

II.      Types and Amounts of Credit Facilities

A.       Tender Facilities

1.       Tender Term Facility

Type and Amount of Facility:                           Nine-month term loan facility (the "Tender Term
                                                       Facility") in an amount to be determined (the loans
                                                       thereunder, the "Tender Term Loans").

Availability:                                          The Tender Term Loans shall be made in multiple drawings
                                                       and in minimum amounts to be determined, during the
                                                       period commencing on the Tender Closing Date (as defined
                                                       below) and ending on the earlier of the date nine months
                                                       thereafter and the date of the consummation of the
                                                       Merger (the "Tender Termination Date").

Amortization:                                          The Tender Term Loans shall be repayable on the Tender
                                                       Termination Date.

Purpose:                                               The proceeds of the Tender Term Loans shall be used to
                                                       finance the Tender Offer, to refinance existing
                                                       indebtedness of the Target and its subsidiaries by means
                                                       of intercompany loans and to pay related fees and
                                                       expenses.

2.       Tender Revolving Facility

Type and Amount of Facility:                           Nine-month revolving credit facility (the "Tender
                                                       Revolving Facility"; together with the Tender Term
                                                       Facility, the "Tender Facilities") in an amount to be
                                                       determined (the loans thereunder, the "Tender Revolving
                                                       Loans").

Availability:                                          The Tender Revolving Facility shall be available on a
                                                       revolving basis during the period commencing on the
                                                       Tender Closing Date and ending on the Tender Termination
                                                       Date.

Letters of Credit:                                     A portion of the Tender Revolving Facility not in excess
                                                       of $75,000,000 shall be available for the issuance of
                                                       letters of credit (the "Tender Letters of Credit") by
                                                       Chase or, subject to certain restrictions, any other
                                                       Lenders designated by the Borrower (in such capacity,
                                                       the "Issuing Lenders"). No Tender Letter of Credit shall
                                                       have an expiration date after the date that is five
                                                       business


                                                      15

                                                       days prior to the Tender Termination Date, provided that
                                                       Tender Letters of Credit as to which the Borrower agrees
                                                       to post cash collateral on the Tender Termination Date
                                                       (if the Merger Closing Date does not occur) may have an
                                                       expiration date of up to 12 months from the date of
                                                       issuance and may then be continued as Merger Letters of
                                                       Credit under the Merger Revolving Facility (as such
                                                       terms are defined below).

                                                       Drawings under any Tender Letter of Credit shall be
                                                       reimbursed by the Borrower (whether with its own funds
                                                       or with the proceeds of Tender Revolving Loans) on the
                                                       same business day. To the extent that the Borrower does
                                                       not so reimburse the Issuing Lender, the Lenders under
                                                       the Tender Revolving Facility shall be irrevocably and
                                                       unconditionally obligated to reimburse such Issuing
                                                       Lender on a pro rata basis.

Swingline Loans:                                       A portion of the Tender Revolving Facility not in excess
                                                       of $5,000,000 shall be available for swingline loans
                                                       (the "Tender Swingline Loans") from Chase (in such
                                                       capacity, the "Swingline Lender") on same-day notice.
                                                       Any such Tender Swingline Loans will reduce availability
                                                       under the Tender Revolving Facility on a
                                                       dollar-for-dollar basis. Each Lender under the Tender
                                                       Revolving Facility shall acquire, under certain
                                                       circumstances, an irrevocable and unconditional pro rata
                                                       participation in each Tender Swingline Loan.

Maturity:                                              The Tender Termination Date.

Purpose:                                               The proceeds of the Tender Revolving Loans and the
                                                       Tender Letters of Credit shall be used to finance the
                                                       Transaction, to refinance existing indebtedness of the
                                                       Borrower and its subsidiaries (including under the
                                                       $400,000,000 credit agreement, dated as of July 26,
                                                       1996, among ISP Chemicals Inc., ISP Technologies Inc.,
                                                       the Parent, certain subsidiaries of the Parent, the
                                                       lenders named therein and Chase, as agent (the "Existing
                                                       Credit Agreement")) and to finance the working capital
                                                       needs and general corporate purposes of the Borrower and
                                                       its subsidiaries in the ordinary course of business.

                                                      16

B.       Merger Facilities

1.       Merger Term I Facility

Type and Amount of Facility:                           Seven-year term loan facility (the "Merger Term I
                                                       Facility") in an amount to be determined (the loans
                                                       thereunder, the "Merger Term I Loans").

Availability:                                          The Merger Term I Loans shall be made in a single
                                                       drawing on the Merger Closing Date (as defined below).

Amortization:                                          The Merger Term I Loans shall be repayable in
                                                       consecutive semi-annual installments, commencing on a
                                                       date approximately 4 months after the Merger Closing
                                                       Date (the "First Installment Date"), in an aggregate
                                                       amount for each date to be agreed.

Purpose:                                               The proceeds of the Merger Term I Loans shall be used to
                                                       finance the Transaction, to refinance existing
                                                       indebtedness of the Borrower and the Target and their
                                                       subsidiaries (including under the Tender Facilities) and
                                                       to pay related fees and expenses.

2.       Merger Revolving Facility

Type and Amount of Facility:                           Seven-year revolving credit facility (the "Merger
                                                       Revolving Facility") in an amount to be determined (the
                                                       loans thereunder, the "Merger Revolving Loans"; together
                                                       with the Tender Revolving Loans, the "Revolving Loans").

Availability:                                          The Merger Revolving Facility shall be available on a
                                                       revolving basis during the period commencing on the
                                                       Merger Closing Date and ending on the seventh
                                                       anniversary thereof (the "Merger Revolving Termination
                                                       Date").

Letters of Credit:                                     A portion of the Merger Revolving Facility not in excess
                                                       of $75,000,000 shall be available for the issuance of
                                                       Letters of Credit (the "Merger Letters of Credit";
                                                       together with the Tender Letters of Credit, the "Letters
                                                       of Credit") by the Issuing Lenders. No Merger Letter of
                                                       Credit shall have an expiration date after the earlier
                                                       of (a) 12 months after the date of issuance and (b) five
                                                       business days prior to the Merger Revolving Termination
                                                       Date, provided that any Merger Letter of Credit may
                                                       provide for the renewal thereof for additional periods
                                                       of up to 12 months (which shall in no event extend
                                                       beyond the


                                                      17

                                                       date referred to in clause (b) above).

                                                       Drawings under any Merger Letter of Credit shall be
                                                       reimbursed by the Borrower (whether with its own funds
                                                       or with the proceeds of Merger Revolving Loans) on the
                                                       same business day. To the extent that the Borrower does
                                                       not so reimburse the Issuing Lender, the Lenders under
                                                       the Merger Revolving Facility shall be irrevocably and
                                                       unconditionally obligated to reimburse such Issuing
                                                       Lender on a pro rata basis.

Swingline Loans:                                       A portion of the Merger Revolving Facility not in excess
                                                       of $5,000,000 shall be available for swingline loans
                                                       (the "Merger Swingline Loans"; together with the Tender
                                                       Swingline Loans, the "Swingline Loans") from the
                                                       Swingline Lender on same-day notice. Any such Merger
                                                       Swingline Loans will reduce availability under the
                                                       Merger Revolving Facility on a dollar-for-dollar basis.
                                                       Each Lender under the Merger Revolving Facility shall
                                                       acquire, under certain circumstances, an irrevocable and
                                                       unconditional pro rata participation in each Merger
                                                       Swingline Loan.

Competitive Loans:                                     After the repayment in full of the Merger Term II Loans
                                                       (as defined below), the Borrower shall have the option
                                                       under the Merger Revolving Facility to request that the
                                                       Lenders bid for loans ("Competitive Loans") bearing
                                                       interest at an absolute rate or a margin over the
                                                       eurodollar rate, with specified maturities ranging from
                                                       7 to 360 days. Each Lender shall have the right, but not
                                                       the obligation, to submit bids at its discretion. The
                                                       Borrower, by notice given four business days in advance
                                                       in the case of eurodollar rate bids and one business day
                                                       in advance in the case of absolute rate bids, shall
                                                       specify the proposed date of borrowing, the interest
                                                       period, the amount of the Competitive Loan and the
                                                       maturity date thereof, the interest rate basis to be
                                                       used by the Lenders in bidding and such other terms as
                                                       the Borrower may specify. The Administrative Agent shall
                                                       advise the Lenders of the terms of the Borrower's
                                                       notice, and, subject to acceptance by the Borrower, bids
                                                       shall be allocated to each Lender in ascending order
                                                       from the lowest bid to the highest bid acceptable to the
                                                       Borrower. While Competitive Loans are outstanding, the
                                                       available commitments under the Merger Revolving
                                                       Facility shall be reduced by the aggregate amount of
                                                       such Competitive Loans.


                                                      18

Maturity:                                              The Merger Revolving Termination Date.

Purpose:                                              The proceeds of the Merger Revolving Loans and the
                                                       Merger Letters of Credit shall be used to finance the
                                                       Transaction, to refinance existing indebtedness of the
                                                       Borrower and the Target and their subsidiaries
                                                       (including the Tender Facilities) and to finance the
                                                       working capital needs and general corporate purposes of
                                                       the Borrower and its subsidiaries in the ordinary course
                                                       of business.

3.       Merger Term II Facility

Type and Amount of Facility:                           An 18-month term loan facility (the "Merger Term II
                                                       Facility"; together with the Merger Term I Facility and
                                                       the Merger Revolving Facility, the "Merger Facilities"
                                                       and, together with the Tender Facilities, the
                                                       "Facilities") in an aggregate principal amount to be
                                                       determined (the loans thereunder, the "Merger Term II
                                                       Loans"). The Merger Term II Loans shall be repayable on
                                                       the date that is 18 months after the Merger Closing
                                                       Date.

Availability:                                          The Merger Term II Loans shall be made in a single drawing on the Merger Closing Date.

Purpose:                                               The proceeds of the Merger Term II Loans shall be used
                                                       to finance the Transaction, to refinance existing
                                                       indebtedness of the Borrower and the Target and their
                                                       subsidiaries and to pay related fees and expenses.

III.     Certain Payment Provisions

Fees and Interest Rates:                               As set forth on Annex I.

Optional Prepayments and Commitment Reductions:        Loans may be prepaid and commitments may be reduced by
                                                       the Borrower in minimum amounts to be agreed upon,
                                                       provided that Competitive Loans may not be prepaid
                                                       without the consent of the relevant Lender. Each of the
                                                       Merger Term I Loans and the Merger Term II Loans may
                                                       also be optionally prepaid, and optional prepayments of
                                                       the Merger Term I Loans shall be applied, first, at the
                                                       option of the Borrower to the next two succeeding
                                                       installments thereof and, thereafter, ratably to the
                                                       remaining installments thereof. Optional prepayments of
                                                       the Tender Term Loans, the Merger Term I Loans and the
                                                       Merger Term II Loans may not be reborrowed. Optional
                                                       reductions of the Tender Term Facility and prepayments
                                                       of the Tender Term Loans shall be applied to


                                                      19

                                                       correspondingly reduce the commitments for the Merger
                                                       Term I Facility and the Merger Term II Facility in a
                                                       manner determined by the Borrower. Optional reductions
                                                       of the Tender Revolving Facility shall correspondingly
                                                       reduce the commitments for the Merger Revolving
                                                       Facility.

Mandatory Prepayments and Commitment Reductions:       The following amounts shall be applied (i) until the
                                                       Merger Closing Date, to prepay the Tender Term Loans
                                                       (and to correspondingly reduce the commitments for the
                                                       Merger Term I Facility and the Merger Term II Facility)
                                                       and to reduce the Tender Revolving Facility (and to
                                                       correspondingly reduce the commitments for the Merger
                                                       Revolving Facility) and (ii) thereafter, to prepay the
                                                       Merger Term I Loans and the Merger Term II Loans and
                                                       reduce the Merger Revolving Facility as set forth below:

                                                       (a) until the Merger Term II Loans have been fully
                                                       prepaid, 50% of the net proceeds of any sale or issuance
                                                       of equity, and 100% of the net proceeds of any issuance
                                                       or incurrence of certain indebtedness, after the Tender
                                                       Closing Date by Parent or the Borrower or any of its
                                                       subsidiaries (subject to certain exceptions to be agreed
                                                       on); and

                                                       (b) 100% (until the Merger Term II Loans have been fully
                                                       prepaid) or 50% (thereafter) of the net proceeds of any
                                                       sale or other disposition (including as a result of
                                                       casualty or condemnation) by Parent or the Borrower or
                                                       any of its subsidiaries of any assets (except for the
                                                       sale of inventory in the ordinary course of business and
                                                       certain other dispositions to be agreed on, including
                                                       dispositions for aggregate net proceeds of up to
                                                       $20,000,000 (until the Merger Term II Loans have been
                                                       fully prepaid) or $100,000,000 (thereafter)).

                                                       All such amounts shall be applied, first, to the
                                                       prepayment of the Tender Term Loans (and the
                                                       corresponding reduction of the commitments for the
                                                       Merger Term I Facility and the Merger Term II Facility)
                                                       or of the Merger Term I Loans and the Merger Term II
                                                       Loans, as the case may be, in an order to be agreed and,
                                                       second, to the permanent reduction of the Tender
                                                       Revolving Facility (and the corresponding reduction of
                                                       the commitments for the Merger Revolving Facility) or
                                                       the Merger Revolving Facility, as the case may be.

                                                      20

                                                       Any prepayments to be applied to the Merger Term I Loans
                                                       shall be applied ratably to the remaining installments
                                                       thereof. Mandatory prepayments of the Tender Term Loans,
                                                       the Merger Term I Loans and the Merger Term II Loans may
                                                       not be reborrowed.

                                                       The Tender Revolving Loans or the Merger Revolving Loans
                                                       shall be prepaid and the Letters of Credit shall be cash
                                                       collateralized or replaced to the extent such extensions
                                                       of credit exceed the amount of the Tender Revolving
                                                       Facility or the Merger Revolving Facility, as the case
                                                       may be.

Special Mandatory Prepayment and Commitment            All Loans shall be prepaid and the Facilities shall be
Termination:                                           terminated upon a sale or transfer of the specialty
                                                       chemicals business of the Borrower and its subsidiaries.

IV.      Collateral                                    The obligations of each Loan Party in respect of the
                                                       Facilities and any interest rate or other permitted swap
                                                       liabilities with any Lender (or any affiliate of a
                                                       Lender) shall be secured by a perfected first priority
                                                       security interest in (i) all of the capital stock of
                                                       each of the direct and indirect existing and future
                                                       domestic subsidiaries of the Borrower and 65% of the
                                                       capital stock of first-tier foreign subsidiaries of the
                                                       Borrower, (ii) all existing and future capital stock of
                                                       the Target and Life Technologies Inc. ("LifeTech") owned
                                                       by the Borrower and each of the direct and indirect
                                                       subsidiaries of the Borrower, including the capital
                                                       stock of the Target and LifeTech owned by the Borrower
                                                       and its subsidiaries (other than the Target) before the
                                                       Merger and owned by the Borrower and its subsidiaries
                                                       (including the Target) thereafter and (iii) all
                                                       intercompany loans (other than short-term advances in
                                                       the ordinary course of business).

                                                       The foregoing collateral shall be released upon the
                                                       occurrence of certain events to be agreed.

V.       Certain Conditions

Initial Tender Conditions:                             The availability of the Tender Facilities shall be
                                                       conditioned upon satisfaction of, among other things,
                                                       the following conditions precedent (the date upon which
                                                       all such conditions precedent shall be satisfied, the
                                                       "Tender Closing Date") on or before October 31, 2000:


                                                      21


                                                       (a) Each Loan Party shall have executed and delivered
                                                       definitive financing documentation with respect to the
                                                       Facilities reasonably satisfactory to the Administrative
                                                       Agent and its counsel (the "Credit Documentation").

                                                       (b) The Tender Offer shall have been consummated in
                                                       accordance with applicable law and pursuant to an offer
                                                       to purchase and other documentation reasonably
                                                       satisfactory to the Administrative Agent (including as
                                                       to the maximum price per share and the minimum share
                                                       tender condition), and no provision of such
                                                       documentation (including as to the maximum price per
                                                       share and the minimum share tender condition) shall have
                                                       been waived, amended, supplemented or otherwise modified
                                                       in any material respect. The existing indebtedness of
                                                       the Borrower and its subsidiaries contemplated to be
                                                       repaid shall have been repaid on satisfactory terms, and
                                                       the Existing Credit Agreement shall have been
                                                       terminated. The capital structure of each Loan Party
                                                       shall be reasonably satisfactory to the Administrative
                                                       Agent, including as contemplated after the Merger.

                                                       (c) No shareholders rights plan or statutory provision
                                                       that would impede or limit consummation of the Tender
                                                       Offer or the Merger in the proposed manner shall be in
                                                       effect, and any material conditions or requirements to
                                                       or for the consummation of the Merger (including the
                                                       receipt of all necessary government and third party
                                                       approvals for the Merger) shall have been satisfied or
                                                       shall be reasonably capable of being satisfied.

                                                       (d) The Tender Facilities shall be in compliance with
                                                       the margin regulations of the Board of Governors of the
                                                       Federal Reserve System and appropriate forms with
                                                       respect thereto shall have been provided.

                                                       (e) The Lenders, the Administrative Agent and the
                                                       Arranger shall have received all fees required to be
                                                       paid, and reimbursement for all expenses for which
                                                       invoices have been presented required to be reimbursed,
                                                       on or before the Tender Closing Date.


                                                      22

                                                       (f) All governmental and third party approvals necessary
                                                       in connection with the Tender Offer, the financing
                                                       contemplated hereby and the continuing operations of
                                                       Parent and its subsidiaries shall have been obtained and
                                                       be in full force and effect, and all applicable waiting
                                                       periods shall have expired without any action being
                                                       taken or threatened by any competent authority that
                                                       would restrain, prevent or otherwise impose material
                                                       adverse conditions on the Tender Offer or the financing
                                                       thereof.

                                                       (g) The Lenders shall have received reasonably
                                                       satisfactory unaudited interim consolidated financial
                                                       statements of the Borrower and the Target for each
                                                       quarterly period ended subsequent to the date of the
                                                       most recent fiscal year ended prior to the Tender
                                                       Closing Date as to which such financial statements are
                                                       available. It is agreed that the unaudited interim
                                                       consolidated financial statements of the Borrower and
                                                       the Target for the quarterly period ended on March 31,
                                                       2000 are satisfactory. Such financial statements of the
                                                       Target shall only be required to the extent publicly
                                                       available.

                                                       (h) The Lenders shall have received and be reasonably
                                                       satisfied with the pro forma consolidated balance sheet
                                                       of Holdings as at the date of the most recent
                                                       consolidated balance sheet delivered pursuant to
                                                       paragraph (g) above, adjusted to give effect to the
                                                       consummation of the Transaction and the financings
                                                       contemplated hereby as if such transactions had occurred
                                                       on such date. It is agreed that the pro forma
                                                       consolidated balance sheet of Holdings as at March 31,
                                                       2000 is satisfactory.

                                                       (i) The Lenders shall have received and be reasonably
                                                       satisfied with financial projections (including the
                                                       assumptions upon which such projections are based) for
                                                       Holdings and its subsidiaries for the period from the
                                                       Tender Closing Date through the final maturity of the
                                                       Term Loans. It is agreed that the financial projections
                                                       received as of the date hereof are satisfactory.

                                                       (j) The Lenders shall have received the results of a
                                                       recent lien search in each relevant jurisdiction with
                                                       respect to the Borrower and its subsidiaries, and


                                                      23

                                                       such search shall reveal no liens on any of the assets
                                                       of either the Borrower or its subsidiaries except for
                                                       liens permitted by the Credit Documentation or liens to
                                                       be discharged on or prior to the Closing Date pursuant
                                                       to documentation reasonably satisfactory to the
                                                       Administrative Agent.

                                                       (k) The Lenders shall have received such legal opinions
                                                       (including opinions (i) from counsel to the Borrower
                                                       (which shall include an opinion to the effect that the
                                                       public indebtedness of Parent may remain outstanding
                                                       after the Tender Offer and the Merger and the financings
                                                       contemplated hereby) and (ii) from such special and
                                                       local counsel as may be reasonably required by the
                                                       Administrative Agent), documents and other instruments
                                                       as are customary for transactions of this type or as
                                                       they may reasonably request.

Initial Merger Conditions:                             The availability of the Merger Facilities shall be
                                                       conditioned upon satisfaction of, among other things,
                                                       the following conditions precedent (the date upon which
                                                       all such conditions precedent shall be satisfied, the
                                                       "Merger Closing Date") on or before the date nine months
                                                       after the Tender Closing Date (with references to the
                                                       Borrower and its subsidiaries in this paragraph being
                                                       deemed to refer to and include the Target and its
                                                       subsidiaries after giving effect to the Transaction):

                                                       (a) The conditions to the availability of the Tender
                                                       Facilities shall have been satisfied or waived, and the
                                                       Tender Term Loans shall have been made.

                                                       (b) The Merger shall have been consummated in accordance
                                                       with applicable law, including the receipt of all
                                                       necessary governmental and third party approvals. The
                                                       existing indebtedness of the Borrower and its
                                                       subsidiaries contemplated to be repaid (including under
                                                       the Tender Facilities) shall have been repaid, or
                                                       arrangements for the repayment thereof shall have been
                                                       made, on satisfactory terms.

On-Going Conditions:                                   The making of each extension of credit shall be
                                                       conditioned upon

                                                       (c) the accuracy in all material respects of all
                                                       representations and warranties in the Credit
                                                       Documentation (including, without limitation, the
                                                       material adverse


                                                      24

                                                      change and litigation representations) and (b) there being no default or event of default in existence at the time
                                                      of, or after giving effect to the making of, such
                                                      extension of credit. As used herein and in the Credit
                                                      Documentation a "material adverse change" shall mean any
                                                      event, development or circumstance that has had or could
                                                      reasonably be expected to have a material adverse effect
                                                      on (a) the Transaction,

                                                       (d) the business, operations or financial condition of
                                                       the Borrower and its subsidiaries taken as a whole or
                                                       (c) the validity or enforceability of any of the Credit
                                                       Documentation or the rights and remedies of the
                                                       Administrative Agent and the Lenders thereunder.

VI.      Certain Documentation Matters                 The Credit Documentation shall contain representations,
                                                       warranties, covenants and events of default customary
                                                       for financings of this type and other terms deemed
                                                       reasonably appropriate by the Lenders, including,
                                                       without limitation:

Representations and Warranties:                        Representations and warranties substantially similar to
                                                       those in the Existing Credit Agreement (corporate
                                                       existence; financial condition (including pro forma
                                                       financial statements); litigation; no breach; action;
                                                       approvals; use of credit; ERISA; taxes; Investment
                                                       Company Act; Public Utility Holding Company Act;
                                                       Indebtedness and Liens; hazardous materials;
                                                       subsidiaries; patents, trademarks, etc.; and property);
                                                       and, additionally, representations and warranties
                                                       relating to solvency; and creation and perfection of
                                                       security interests.

Affirmative Covenants:                                 Affirmative covenants substantially similar to those in
                                                       the Existing Credit Agreement (delivery of financial
                                                       statements, reports, accountants' letters, projections,
                                                       officers' certificates and other information requested
                                                       by the Lenders; notices of defaults, litigation and
                                                       other material events; continuation of business and
                                                       maintenance of existence and material rights and
                                                       privileges; compliance with laws; maintenance of
                                                       property and insurance; maintenance of books and
                                                       records; right of the Lenders to inspect property and
                                                       books and records; and use of proceeds); and,
                                                       additionally, affirmative covenants relating to further
                                                       assurances (including, without limitation, with respect
                                                       to security interests in


                                                      25

                                                       after-acquired property); and agreement to promptly
                                                       consummate the Merger after the Tender Closing Date.

Financial Covenants:                                   Financial covenants as follows (with initial levels and
                                                       step-ups and step-downs to be agreed):

                                                       (a) A minimum ratio of EBITDA to interest expense for
                                                       each four-quarter period (or such shorter period since
                                                       the first day of the first quarter commencing on or
                                                       following the Tender Closing Date).

                                                       (b) A maximum ratio of consolidated debt at the end of
                                                       each quarter to EBITDA for the four-quarter period then
                                                       ended.

                                                       The definition of "EBITDA" shall exclude certain
                                                       one-time charges to be agreed upon and shall include for
                                                       a period to be determined the pro forma effect of
                                                       certain synergies to be agreed upon and the definition
                                                       of "interest expense" shall exclude the amortization of
                                                       upfront costs associated with the Facilities.

Negative Covenants:                                    Negative covenants of a type substantially similar to
                                                       those in the Existing Credit Agreement (limitations on
                                                       indebtedness (including guarantee obligations);
                                                       investments, loans and advances; mergers,
                                                       consolidations, liquidations and dissolutions; liens
                                                       (including liens relating to accounts receivable
                                                       financings); dividends and other payments in respect of
                                                       capital stock ("Restricted Payments"); Linden property;
                                                       changes in lines of business; transactions with
                                                       affiliates; amendments to other documents; designated
                                                       subsidiaries; and unfriendly acquisitions); and,
                                                       additionally, sale and leasebacks; and changes in
                                                       passive holding company status of Parent. The limitation
                                                       on Restricted Payments shall comply with the covenants
                                                       in the Parent's Indenture. The terms of the following
                                                       negative covenants shall depend on whether the
                                                       collateral has been released and the Merger Term II
                                                       Loans have been repaid in full:

                                                       (i) indebtedness-- prior thereto, to include only a
                                                       limited basket to be agreed upon and, thereafter, to be
                                                       substantially similar to those in the Existing Credit
                                                       Agreement;

                                                       (ii) investments, loans and advances -- prior thereto,
                                                       to include a total limitation of only $50,000,000 and,
                                                       thereafter, to be substantially similar to those in the


                                                      26

                                                       Existing Credit Agreement, with certain adjustments to
                                                       be agreed;

                                                       (iii)mergers, consolidations, liquidations and
                                                       dissolutions -- prior thereto, to be very limited and,
                                                       thereafter, to be substantially similar to those in the
                                                       Existing Credit Agreement;

                                                       (iv) liens-- prior thereto, to be very limited and,
                                                       thereafter, to be substantially similar to those in the
                                                       Existing Credit Agreement; and

                                                       (v) sale and leasebacks-- prior thereto, not to exceed
                                                       $100,000,000 cumulatively and, thereafter, not to be
                                                       specifically limited.

Events of Default:                                     Events of default substantially similar to those in the
                                                       Existing Credit Agreement (nonpayment of principal when
                                                       due; nonpayment of interest, fees or other amounts after
                                                       a grace period of three days; cross-default; material
                                                       inaccuracy of representations and warranties; violation
                                                       of covenants (subject, in the case of certain
                                                       affirmative covenants, to a grace period); insolvency;
                                                       bankruptcy events; material judgments; certain ERISA
                                                       events; certain environmental events; change of control;
                                                       and change in tax consolidation); and, additionally,
                                                       actual or asserted invalidity of any guarantee or
                                                       security document or security interest.

Voting:                                                Amendments and waivers with respect to the Credit
                                                       Documentation shall require the approval of Lenders
                                                       holding not less than a majority of the aggregate amount
                                                       of the Credit Facilities, except that (a) the consent of
                                                       each Lender directly affected thereby shall be required
                                                       with respect to (i) reductions in the amount or
                                                       extensions of the scheduled date of amortization or
                                                       maturity of any Loan, (ii) reductions in the rate of
                                                       interest or any fee or extensions of any due date
                                                       thereof and (iii) increases in the amount or extensions
                                                       of the expiry date of any Lender's commitment and (b)
                                                       the consent of 100% of the Lenders shall be required
                                                       with respect to (i) modifications to any of the voting
                                                       percentages and (ii) releases of all or substantially
                                                       all of the Guarantors or all or substantially all of the
                                                       collateral, except as otherwise expressly provided. In
                                                       addition, "class" voting requirements will apply to
                                                       modifications affecting certain payment matters.


                                                      27


Assignments and Participations:                        The Lenders shall be permitted to assign and sell
                                                       participations in their loans under each Facility (the
                                                       "Loans") and commitments, subject, in the case of
                                                       assignments (other than to another Lender (which shall
                                                       be another Revolving Credit Lender, in the case of an
                                                       assignment under the Revolving Credit Facility) or to an
                                                       affiliate of a Lender), to the consent of the
                                                       Administrative Agent and the Borrower (which consent in
                                                       each case shall not be unreasonably withheld). A $3,500
                                                       administrative fee shall be paid to the Administrative
                                                       Agent in connection with each assignment. Non-pro rata
                                                       assignments shall be permitted. In the case of partial
                                                       assignments (other than to another Lender or to an
                                                       affiliate of a Lender), the minimum assignment amount
                                                       shall be $5,000,000, and, after giving effect thereto,
                                                       the assigning Lender shall have commitments and Loans
                                                       aggregating at least $5,000,000, unless otherwise agreed
                                                       by the Borrowers and the Administrative Agent.
                                                       Participants shall have the same benefits as the Lenders
                                                       with respect to yield protection and increased cost
                                                       provisions. Voting rights of participants shall be
                                                       limited to those matters with respect to which the
                                                       affirmative vote of the Lender from which it purchased
                                                       its participation would be required as described under
                                                       "Voting" above. Pledges of Loans in accordance with
                                                       applicable law shall be permitted without restriction.
                                                       Promissory notes shall be issued under the Credit
                                                       Facilities only upon request.

Yield Protection:                                      The Credit Documentation shall contain customary
                                                       provisions (a) protecting the Lenders against increased
                                                       costs or loss of yield resulting from changes in
                                                       reserve, tax, capital adequacy and other requirements of
                                                       law and from the imposition of or changes in withholding
                                                       or other taxes and (b) indemnifying the Lenders for
                                                       "breakage costs" incurred in connection with, among
                                                       other things, any prepayment of a Eurodollar Loan (as
                                                       defined in Annex I) on a day other than the last day of
                                                       an interest period with respect thereto.

Expenses and Indemnification:                          The Borrowers shall pay (a) all reasonable and
                                                       documented out-of-pocket expenses of the Administrative
                                                       Agent and the Arranger associated with the syndication
                                                       of the Credit Facilities and the preparation, execution,
                                                       delivery and administration of the Credit Documentation
                                                       and any amendment or waiver with respect thereto
                                                       (including the reasonable fees, disbursements and other
                                                       charges of


                                                      28

                                                       counsel) and (b) all reasonable and documented
                                                       out-of-pocket expenses of the Administrative Agent and
                                                       the Lenders (including the reasonable and documented
                                                       fees, disbursements and other charges of counsel) in
                                                       connection with the enforcement of the Credit
                                                       Documentation.

                                                       The Administrative Agent, the Arranger and the Lenders
                                                       (and their affiliates and their respective officers,
                                                       directors, employees, advisors and agents) will have no
                                                       liability for, and will be indemnified and held harmless
                                                       against, any losses, claims, damages, liabilities or
                                                       reasonable and documented expenses incurred in respect
                                                       of the financing contemplated hereby or the use or the
                                                       proposed use of proceeds thereof, except to the extent
                                                       they are found by a final, non-appealable judgment of a
                                                       court to arise from the bad faith, gross negligence or
                                                       willful misconduct of the indemnified party or breach of
                                                       applicable law or agreement with the Parent.

Governing Law and Forum:                               State of New York.

Counsel to the Administrative Agent and the            Simpson Thacher & Bartlett.
Arranger:



                                                      29

                                                                                                        Annex I
                                                                                                        -------

                                           Interest and Certain Fees

Interest Rate Options:                                 The Borrower may elect that the Loans (other than
                                                       Competitive Loans) comprising each borrowing bear
                                                       interest at a rate per annum equal to:

                                                             the ABR plus the Applicable Margin; or

                                                             the Eurodollar Rate plus the Applicable Margin;

                                                       provided that all Swingline Loans shall bear interest
                                                       based upon the ABR.

                                                       As used herein:

                                                       "ABR" means the higher of (i) the rate of interest
                                                       publicly announced by Chase as its prime rate in effect
                                                       at its principal office in New York City (the "Prime
                                                       Rate") and (ii) the federal funds effective rate from
                                                       time to time plus 0.5%.

                                                       "Applicable Margin" means (a) with respect to the Tender
                                                       Term Loans and the Tender Revolving Loans, (i) 1.50% in
                                                       the case of ABR Loans (as defined below) and (ii) 2.50%
                                                       in the case of Eurodollar Loans (as defined below), (b)
                                                       with respect to the Merger Term I Loans and the Merger
                                                       Revolving Loans, a percentage determined in accordance
                                                       with the pricing grid attached to the Fee Letter as
                                                       Annex I thereto and (c) with respect to the Merger Term
                                                       II Loans, (i) 1.50% in the case of ABR Loans and (ii)
                                                       2.50%, in the case of Eurodollar Loans.

                                                       "Eurodollar Rate" means the rate (adjusted for statutory
                                                       reserve requirements for eurocurrency liabilities) for
                                                       eurodollar deposits for a period equal to one, two,
                                                       three or six months (as selected by the Borrower)
                                                       appearing on Page 3750 of the Telerate screen.

Interest Payment Dates:                                In the case of Loans bearing interest based upon the ABR
                                                       ("ABR Loans"), quarterly in arrears.


                                                      30

                                                       In the case of Loans bearing interest based upon the
                                                       Eurodollar Rate ("Eurodollar Loans"), on the last day of
                                                       each relevant interest period and, in the case of any
                                                       interest period longer than three months, on each
                                                       successive date three months after the first day of such
                                                       interest period.

Commitment Fees:                                       The Borrower shall pay a commitment fee on the average
                                                       daily unused portion of (a) until the Merger Closing
                                                       Date, the Tender Revolving Facility and the Tender Term
                                                       Facility and (b) thereafter, the Merger Revolving
                                                       Facility, payable quarterly in arrears. The commitment
                                                       fee rate shall be 0.50% per annum until the Merger
                                                       Closing Date and thereafter a percentage determined in
                                                       accordance with the pricing grid attached to the Fee
                                                       Letter as Annex I thereto. In determining the average
                                                       daily unused portion of the Tender Revolving Facility or
                                                       the Merger Revolving Facility, Swingline Loans and
                                                       Competitive Loans shall be treated as though they were
                                                       not outstanding.

Letter of Credit Fees:                                 The Borrower shall pay a fee on all outstanding Letters
                                                       of Credit at a per annum rate equal to the Applicable
                                                       Margin then in effect with respect to Eurodollar Loans
                                                       under the Tender Revolving Facility or the Merger
                                                       Revolving Facility, as the case may be, on the face
                                                       amount of each such Letter of Credit. Such fee shall be
                                                       shared ratably among the Lenders participating in such
                                                       Facility and shall be payable quarterly in arrears.

                                                       A fronting fee equal to 0.25% per annum on the face
                                                       amount of each Letter of Credit shall be payable
                                                       quarterly in arrears to the Issuing Lender thereof for
                                                       its own account. In addition, customary administrative,
                                                       issuance, amendment, payment and negotiation charges
                                                       shall be payable to such Issuing Lender for its own
                                                       account.

Default Rate:                                          At any time when the Borrower is in default in the
                                                       payment of any amount of principal due under the
                                                       Facilities, such amount shall bear interest at 2% above
                                                       the rate otherwise applicable thereto. Overdue interest,
                                                       fees and other amounts shall bear interest at 2% above
                                                       the rate applicable to ABR Loans.

Rate and Fee Basis:                                    All per annum rates shall be calculated on the basis of
                                                       a year of 360 days (or 365/366 days, in the case of ABR
                                                       Loans the interest rate payable on which is then based
                                                       on the Prime Rate) for actual days elapsed.



                                                      31